Exhibit 4.4


                            CERTIFICATE OF TRUST

           The undersigned, the trustees of WADDELL & REED Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. section 3810, hereby certify as follows:

           i. The name of the business trust being formed hereby (the "Trust") is "WADDELL & REED Capital Trust I."

           ii. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                Chase Manhattan Bank USA, N.A.
                1201 Market Street
                Wilmington, DE  19801

           iii. This Certificate of Trust shall be effective as of the date of filing.

 Dated: July 11, 2000


                                       /s/ Daniel C. Schulte
                                    ----------------------------------
                                    Name:  Daniel C. Schulte
                                    Title: Regular Trustee


                                       /s/ John E. Sundeen, Jr.
                                    ----------------------------------
                                    Name:  John E. Sundeen, Jr.
                                    Title: Regular Trustee


                                       /s/ D. Tyler Towery
                                    ----------------------------------
                                    Name:  D. Tyler Towery
                                    Title: Regular Trustee


                                    Chase Manhattan Bank USA, N.A., as
                                    Delaware Trustee

                                    By:  /s/ Denis Kelly
                                       -------------------------------
                                    Name:  Denis Kelly
                                    Title: Assistant Vice President